Hovnanian Enterprises, Inc.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Director of Investor Relations
	732-747-7800	732-747-7800
HOVNANIAN ENTERPRISES REPORTS FIRST QUARTER FISCAL 2009 RESULTS
RED BANK, NJ, March 10, 2008 — Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its first quarter ended January 31, 2009.
Results for the Three months ended January 31, 2009:
•	Total revenues were $373.8 million for the first three months of fiscal 2009 compared to $1.1 billion in the first quarter of the prior year.

•	Deliveries, excluding unconsolidated joint ventures, were 1,208 homes for the 2009 first quarter, a 66% decline from 3,604 homes in the 2008 first quarter, which included 1,345 homes in Fort Myers-Cape Coral during the first quarter of fiscal 2008. Excluding the Fort Myers-Cape Coral deliveries in last year’s first quarter, deliveries were down 47%.

•	The number of net contracts for the first quarter of fiscal 2009, excluding unconsolidated joint ventures, declined 36% to 961 homes compared with last year’s first quarter.

•	The cancellation rate, excluding unconsolidated joint ventures, for the first three months of fiscal 2009 was 31%, compared with the cancellation rate of 38% in the previous year’s first quarter and 42% in the fourth quarter of fiscal 2008.

•	During the first quarter of fiscal 2009, total debt was reduced by $94.7 million, net of discount amortization. Repurchases amounted to $53.2 million of notes at an average price of 27.6%. Exchanges amounted to $71.4 million of existing unsecured notes for $29.3 million of new secured notes maturing in 2017. As a result, a $79.5 million gain on extinguishment of debt was recorded during the first quarter of fiscal 2009.

•	Pre-tax land-related charges during the first quarter of fiscal 2009 were $132.0 million, including land impairments of $95.7 million, write-offs of predevelopment costs and land deposits of $14.5 million and $21.8 million representing the write down of our investments in certain unconsolidated joint ventures.

•	The pre-tax loss was $177.8 million for the 2009 first quarter. Excluding land-related charges and the gain from extinguishment of debt, the pre-tax loss was $125.3 million for the three months ended January 31, 2009.

•	The FAS 109 current and deferred tax valuation allowance charge to earnings was $79.4 million during the first quarter of 2009. This FAS 109 charge is a non-cash valuation allowance against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years.
•	For the first quarter of fiscal 2009, the after tax loss was $178.4 million, or $2.29 per common share, compared with a net loss of $130.9 million, or $2.07 per common share, in the prior year’s first quarter.
Cash and Inventory as of January 31, 2009:
•	At January 31, 2009, homebuilding cash was $842.6 million and the balance on the revolving credit facility was zero. Cash flow during the first quarter of fiscal 2009 included a federal tax refund of $145.2 million.

•	The total land position, as of January 31, 2009, decreased by 21,501 lots compared to January 31, 2008, reflecting decreases of 4,414 owned lots and 17,087 optioned lots.

•	As of January 31, 2009, lots controlled under option contracts totaled 14,642 and owned lots totaled 22,958. The total land position of 37,600 lots represents a 69% decline from the peak total land position at April 30, 2006.

•	Started unsold homes and models declined 38%, to 1,445 at January 31, 2009 compared to 2,321 at January 31, 2008.
Other Key Operating Data:
•	Contract backlog, as of January 31, 2009, excluding unconsolidated joint ventures, was 1,660 homes with a sales value of $531.0 million, a decrease of 61% compared to January 31, 2008.

•	At January 31, 2009, there were 245 active selling communities, excluding unconsolidated joint ventures, a decline of 159 active communities, or 39%, from January 31, 2008.

•	Homebuilding gross margin, before interest expense included in cost of sales, was 5.7% for the first quarter of 2009, compared to 6.7% in the fiscal 2008 first quarter and 4.7% in the 2008 fourth quarter.

•	Pretax income from Financial Services declined 49% compared to the same period last year to $1.6 million in the first quarter of fiscal 2009.

•	During the first quarter of fiscal 2009, home deliveries through unconsolidated joint ventures were 75 homes, compared with 155 homes in the first quarter of fiscal 2008.
Comments From Management:
“The sales environment remained persistently challenging throughout the first quarter. While we have experienced a typical, seasonal pickup in traffic and sales since the middle of January, this increase is coming off of extremely low levels that have prevailed since mid-September,” commented Ara K. Hovnanian, President and Chief Executive Officer. “Much to our disappointment, there were no significant provisions designed to stimulate housing demand in the stimulus bill signed into law last month or the subsequent plan to stem foreclosures. Given the lack of steps taken by the federal government to address housing demand, prospective homebuyers are still faced with making the decision to buy a home against an exceedingly difficult economic backdrop and we expect demand for all homes, both new and existing, to remain far below normalized levels.”
“Recent developments have only heightened our focus on cash flow generation and debt reduction,” continued Mr. Hovnanian. “In January, we received a $145 million federal income tax refund for fiscal 2008 and ended the first quarter with $843 million in cash. On the debt front, our near-term maturities are modest, consisting of $100 million original face value that comes due in January 2010 and no additional maturities until 2012. During the first quarter of 2009, we repurchased $53 million of face value of unsecured senior and senior subordinated notes for $15 million in cash.”
“Since the end of our first quarter, we purchased approximately $240 million of face value of unsecured senior notes and $75 million of face value of unsecured senior subordinated notes for approximately $105 million in cash, resulting in approximately a $210 million gain and a corresponding increase in stockholders’ equity. While we continue to explore debt exchanges and purchases, we remain committed to the preservation of our cash balances,” concluded Mr. Hovnanian.
Webcast Information:
Hovnanian Enterprises will webcast its fiscal 2009 first quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, March 11, 2008. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.
About Hovnanian Enterprises:
Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.
Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2008 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.
Non-GAAP Financial Measures:
Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principle (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Loss Before Income Taxes Excluding Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.
Note: All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2008.
(Financial Tables Follow)

Hovnanian Enterprises, Inc.
January 31, 2009
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share)

	Three Months Ended
	January 31,
	2009	2008
	(Unaudited)
Total Revenues	$373,784	$1,093,701
Costs and Expenses (a)	608,541	1,257,456
Gain on Extinguishment of Debt	79,520	—
Loss from Unconsolidated Joint Ventures	(22,589)	(5,039)

Loss Before Income Taxes	(177,826)	(168,794)
Income Tax Provision (Benefit)	584	(37,851)

Net Loss Attributable to Common Stockholders	$(178,410)	$(130,943)

Per Share Data:
Basic:
Loss Per Common Share	$(2.29)	$(2.07)
Weighted Average Number of Common Shares Outstanding	78,043	63,358
Assuming Dilution:
Loss Per Common Share	$(2.29)	$(2.07)
Weighted Average Number of Common Shares Outstanding (b)	78,043	63,358

(a)	Includes inventory impairment loss and land option write-offs.

(b)	For periods with a net loss, basic shares are used in accordance with GAAP rules.
Hovnanian Enterprises, Inc.
January 31, 2009
Reconciliation of Loss Before Income Taxes Excluding Land-Related
Charges, Intangible Impairments and Gain on Extinguishment of Debt to Loss Before Income Taxes
(Dollars in Thousands)

	Three Months Ended
	January 31,
	2009	2008
	(Unaudited)
Loss Before Income Taxes	$(177,826)	$(168,794)
Inventory Impairment Loss and Land Option Write-Offs	110,181	90,168
Unconsolidated Joint Venture Investment, Intangible and Land-Related Charges	21,824	4,007
Gain on Extinguishment of Debt	(79,520)	—

Loss Before Income Taxes Excluding
Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt (a)	$(125,341)	$(74,619)

(a)	Loss Before Income Taxes Excluding Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
January 31, 2009
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2009	2008
	(Unaudited)
Sale of Homes	$359,052	$1,051,818
Cost of Sales, Excluding Interest (a)	338,430	981,568

Homebuilding Gross Margin, Excluding Interest	20,622	70,250
Homebuilding Cost of Sales Interest	22,604	27,963

Homebuilding Gross Margin, Including Interest	$(1,982)	$42,287

Gross Margin Percentage, Excluding Interest	5.7%	6.7%
Gross Margin Percentage, Including Interest	(0.6)%	4.0%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2009	2008
	(Unaudited)
Land Sales	$2,799	$22,753
Cost of Sales, Excluding Interest (a)	2,245	21,996

Land Sales Gross Margin, Excluding Interest	554	757
Land Sales Interest	525	625

Land Sales Gross Margin, Including Interest	$29	$132

(a)	Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
January 31, 2009
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)

	Three Months Ended
	January 31,
	2009	2008
	(Unaudited)
Net Loss	$(178,410)	$(130,943)
Income Tax Provision (Benefit)	584	(37,851)
Interest Expense	47,359	29,128

EBIT (a)	(130,467)	(139,666)
Depreciation	5,298	4,597
Amortization of Debt Costs	1,660	593
Amortization of Intangibles	—	935

EBITDA (b)	(123,509)	(133,541)
Inventory Impairment Loss and Land Option Write-offs	110,181	90,168
Gain on Extinguishment of Debt	(79,520)	—

Adjusted EBITDA (c)	$(92,848)	$(43,373)

Interest Incurred	$53,510	$44,916

Adjusted EBITDA to Interest Incurred	(1.74)	(0.97)

(a)	EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b)	EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c)	Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and gain on extinguishment of debt.
Hovnanian Enterprises, Inc.
January 31, 2009
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended
	January 31,
	2009	2008
	(Unaudited)
Interest Capitalized at Beginning of Period	$170,107	$155,642
Plus Interest Incurred	53,510	44,916
Less Interest Expensed	47,359	29,128

Interest Capitalized at End of Period (a)	$176,258	$171,430

(a)	The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest. However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	January 31,	October 31,
	2009	2008
	(unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$842,586	$838,207

Restricted cash	3,454	4,324

Inventories — at the lower of cost or fair value:
Sold and unsold homes and lots under development	1,105,466	1,342,584

Land and land options held for future development or sale	672,615	644,067

Consolidated inventory not owned:
Specific performance options	10,035	10,610
Variable interest entities	71,327	77,022
Other options	59,882	84,799

Total consolidated inventory not owned	141,244	172,431

Total inventories	1,919,325	2,159,082

Investments in and advances to unconsolidated joint ventures	49,498	71,097

Receivables, deposits, and notes	61,463	78,766

Property, plant, and equipment — net	88,048	92,817

Prepaid expenses and other assets	149,628	156,595

Total homebuilding	3,114,002	3,400,888

Financial services:
Cash and cash equivalents	6,607	9,849
Restricted cash	4,361	4,005
Mortgage loans held for sale or investment	83,665	90,729
Other assets	2,845	5,025

Total financial services	97,478	109,608

Income taxes receivable — including net deferred tax benefits	—	126,826

Total assets	$3,211,480	$3,637,322

(1)	Derived from the audited balance sheet as of October 31, 2008.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	January 31,	October 31,
	2009	2008
	(unaudited)	(1)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Homebuilding:
Nonrecourse land mortgages	$820	$820
Accounts payable and other liabilities	315,194	420,695
Customers’ deposits	23,912	28,676
Nonrecourse mortgages secured by operating properties	22,108	22,302
Liabilities from inventory not owned	110,465	135,077

Total homebuilding	472,499	607,570

Financial services:
Accounts payable and other liabilities	8,840	10,559
Mortgage warehouse line of credit	75,446	84,791

Total financial services	84,286	95,350

Notes payable:
Senior secured notes	624,251	594,734
Senior notes	1,410,758	1,511,071
Senior subordinated notes	376,135	400,000
Accrued interest	36,051	72,477

Total notes payable	2,447,195	2,578,282

Income tax payable	18,954	—

Total liabilities	3,022,934	3,281,202

Minority interest related to inventory not owned	19,860	24,880

Minority interest in consolidated joint ventures	736	976

Stockholders’ equity:
Preferred stock, $.01 par value — authorized 100,000 shares; issued 5,600 shares at January 31, 2009 and at October 31, 2008 with a liquidation preference of $140,000	135,299	135,299
Common stock, Class A, $.01 par value — authorized 200,000,000 shares; issued 74,220,991 shares at January 31, 2009 and 73,803,879 shares at October 31, 2008 (including 11,694,720 shares at January 31, 2009 and October 31, 2008 held in Treasury)	742	738
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) — authorized 30,000,000 shares; issued 15,331,494 shares at January 31, 2009 and 15,331,494 shares at October 31, 2008 (including 691,748 shares at January 31, 2009 and October 31, 2008 held in Treasury)	153	153
Paid in capital — common stock	434,718	418,626
Accumulated deficit	(287,705)	(109,295)
Treasury stock — at cost	(115,257)	(115,257)

Total stockholders’ equity	167,950	330,264

Total liabilities and stockholders’ equity	$3,211,480	$3,637,322

(1)	Derived from the audited balance sheet as of October 31, 2008.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands Except Share Amounts)
(Unaudited)

	Three Months Ended
	January 31,
	2009	2008
Revenues:
Homebuilding:
Sale of homes	$359,052	$1,051,818
Land sales and other revenues	6,413	27,910

Total homebuilding	365,465	1,079,728
Financial services	8,319	13,973

Total revenues	373,784	1,093,701

Expenses:
Homebuilding:
Cost of sales, excluding interest	340,675	1,003,564
Cost of sales interest	23,129	28,588
Inventory impairment loss and land option write-offs	110,181	90,168

Total cost of sales	473,985	1,122,320

Selling, general and administrative	71,044	100,169

Total homebuilding	545,029	1,222,489

Financial services	6,748	10,870

Corporate general and administrative	30,910	21,155

Other interest	24,230	540

Other operations	1,624	1,467

Intangible amortization	—	935

Total expenses	608,541	1,257,456

Gain on extinguishment of debt	79,520	—

Loss from unconsolidated joint ventures	(22,589)	(5,039)

Loss before income taxes	(177,826)	(168,794)

State and federal income tax provision (benefit):
State	555	2,283
Federal	29	(40,134)

Total taxes	584	(37,851)

Net loss attributable to common stockholders	$(178,410)	$(130,943)

Per share data:
Basic:
Loss per common share	$(2.29)	$(2.07)
Weighted average number of common shares outstanding	78,043	63,358
Assuming dilution:
Loss per common share	$(2.29)	$(2.07)
Weighted average number of common shares outstanding	78,043	63,358

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)
Communities Under Development
Three Months — 01/31/2009

		Net Contracts(1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		January 31,			January 31,			January 31,
		2009	2008	% Change	2009	2008	% Change	2009	2008	% Change
Northeast	Home	139	198	(29.8)%	194	314	(38.2)%	442	859	(48.5)%
	Dollars	$65,345	$83,416	(21.7)%	$86,236	$160,346	(46.2)%	$193,533	$431,517	(55.2)%
	Avg.Price	$470,108	$421,295	11.6%	$444,515	$510,656	(13.0)%	$437,857	$502,348	(12.8)%

Mid-Atlantic	Home	136	201	(32.3)%	183	297	(38.4)%	338	657	(48.6)%
	Dollars	$42,259	$73,424	(42.5)%	$68,995	$125,558	(45.0)%	$139,210	$308,344	(54.9)%
	Avg.Price	$310,728	$365,294	(14.9)%	$377,022	$422,754	(10.8)%	$411,864	$469,321	(12.2)%

Midwest	Home	104	102	2.0%	113	211	(46.4)%	282	650	(56.6)%
	Dollars	$18,836	$18,737	0.5%	$26,872	$46,580	(42.3)%	$54,552	$126,937	(57.0)%
	Avg.Price	$181,115	$183,693	(1.4)%	$237,805	$220,758	7.7%	$193,447	$195,288	(0.9)%

Southeast	Home	117	155	(24.5)%	157	1,629	(90.4)%	123	677	(81.8)%
	Dollars	$20,063	$42,423	(52.7)%	$34,015	$393,182	(91.3)%	$31,896	$195,367	(83.7)%
	Avg.Price	$171,479	$273,699	(37.4)%	$216,656	$241,364	(10.2)%	$259,317	$288,578	(10.1)%

Southwest	Home	282	545	(48.3)%	370	691	(46.5)%	332	605	(45.1)%
	Dollars	$60,497	$124,385	(51.4)%	$86,605	$164,184	(47.3)%	$75,797	$136,931	(44.7)%
	Avg.Price	$214,528	$228,229	(6.0)%	$234,068	$237,603	(1.5)%	$228,304	$226,333	0.9%

West	Home	183	310	(41.0)%	191	462	(58.7)%	143	397	(64.0)%
	Dollars	$30,519	$115,405	(73.6)%	$56,329	$161,968	(65.2)%	$36,043	$149,539	(75.9)%
	Avg.Price	$166,770	$372,273	(55.2)%	$294,916	$350,580	(15.9)%	$252,049	$376,674	(33.1)%

Consolidated Total	Home	961	1,511	(36.4)%	1,208	3,604	(66.5)%	1,660	3,845	(56.8)%
	Dollars	$237,519	$457,790	(48.1)%	$359,052	$1,051,818	(65.9)%	$531,031	$1,348,635	(60.6)%
	Avg.Price	$247,158	$302,971	(18.4)%	$297,228	$291,847	1.8%	$319,898	$350,750	(8.8)%

Unconsolidated Joint Ventures	Home	43	108	(60.2)%	75	155	(51.6)%	231	380	(39.2)%
	Dollars	$14,122	$52,747	(73.2)%	$24,512	$66,568	(63.2)%	$146,330	$187,417	(21.9)%
	Avg.Price	$328,442	$488,397	(32.8)%	$326,827	$429,469	(23.9)%	$633,463	$493,203	28.4%

Total	Home	1,004	1,619	(38.0)%	1,283	3,759	(65.9)%	1,891	4,225	(55.2)%
	Dollars	$251,641	$510,537	(50.7)%	$383,564	$1,118,386	(65.7)%	$677,361	$1,536,052	(55.9)%
	Avg.Price	$250,638	$315,341	(20.5)%	$298,959	$297,522	0.5%	$358,203	$363,563	(1.5)%
DELIVERIES INCLUDE EXTRAS

Notes:

(1)	Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.